EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:  Investor Relations
           John Carlson
           Exec VP & CFO
           480-505-4869


                         Alanco Announces Strategic Sale
                     of Subsidiary Excel Meridian Data, Inc.


(Scottsdale, AZ - March 22, 2010) - Alanco Technologies, Inc., (NASDAQ: ALAN), today announced further implementation of its strategic plan (November 11, 2009 News Release) to focus on the Company's wireless monitoring services business through the sale of its data storage subsidiary, Excel Meridian Data, Inc., located in Carrollton, Texas. Excel Meridian was sold to a private investor in a transaction, which closed on March 19, 2010, valued at approximately $500,000, including cash, notes and assumed liabilities.

Robert R. Kauffman, Chairman and Chief Executive Officer, commented, "This Excel Meridian transaction, although relatively small, represents an important, initial step in implementation of our plan to focus upon accelerating growth of our StarTrak recurring subscription revenue business model. We are also actively engaged in continuing discussions relative to a potential near-term sale of our major TSI PRISM RFID tracking subsidiary. Our primary StarTrak business, meanwhile, is evidencing continued consecutive quarterly growth with this March ending quarter's sales growth expected to again reach 20%."

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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